FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock AMT-Free
Municipal Bond Portfolio (BR-MUNI), BlackRock National Municipal Fund (BR-NATL), BlackRock Muni New York
Intermediate Duration Fund, Inc. (MNE), BlackRock Muni Intermediate Duration Fund, Inc. (MUI), BlackRock New
York Municipal Income Trust II (BFY), BlackRock
Municipal Income Trust II (BLE), BlackRock New York
Municipal Income Trust (BNY) BlackRock New York
Municipal Bond Trust (BQH), BlackRock New York
Municipal Bond Fund (BR-NY), BlackRock Long-Term
Municipal Advantage Trust (BTA), BlackRock
MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings
New York Insured Fund, Inc. (MHN), BlackRock
MuniHoldings Fund II, Inc. (MUH), BlackRock MuniYield
Fund, Inc. (MYD), BlackRock MuniYield New York Insured
Fund, Inc.(MYN), The BlackRock NY Investment Quality
Municipal Trust (RNY).
2.	Issuer:   New York City Transitional Finance Authority
3.	Date of Purchase: 06/12/2008
4.	Underwriter from whom purchased:  Goldman, Sachs & Co.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.	List Members of Underwriting Syndicate:
Goldman, Sachs & Co., Citi, Banc of America
Securities LLC, DEPFA First Albany Securities LLC,
JPMorgan, Lehman Brothers, Loop Capital Markets LLC,
M.R. Beal & Company, Merrill Lynch & Co., Morgan
Stanley, Prager, Sealy & Co., LLC, Ramirez & Co.,
Inc., Roosevelt and Cross Incorporated, Siebert
Brandford Shank & Co., LLC, Wachovia Bank, National
Association, Jackson Securities Inc., Raymond James
& Associates, Inc., RBC Capital Markets, Stifel
Nicolaus, Southwest Securities.

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):  (BR-MUNI) $2,000,000 out of
$700,000,000; (BR-NATL) $10,000,000 out of
$700,000,000; (MNE) $1,000,000 out of $700,000,000;
(MUI) $3,625,000 out of $700,000,000; (BFY) $500,000
out of $700,000,000; (BLE) $1,100,000 out of
$700,000,000; (BNY) $750,000 out of $700,000,000;
(BQH) $250,000 out of $700,000,000; (BR-NY) $1,000,000
out of $700,000,000; (BTA) $370,000 out of
$700,000,000; (MHD) $700,000 out of $700,000,000;
(MHN) $1,760,000 out of $700,000,000; (MUH) $500,000
out of $700,000,000; (MYD) $1,970,000 out of
$700,000,000; (MYN) $2,000,000 out of $700,000,000;
(RNY) $100,000 out of $700,000,000.
 7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $27,625,000 out of
$700,000,000.
8.	Purchase price (net of fees and expenses):  $101.44 in
2034, $94.08 in 2038.
9.	Date offering commenced (if different from Date of
Purchase):  06/11/2008
10.	Offering price at end of first day on which any sales
were made:



11.	Have the following conditions been satisfied:     Yes  OR  No

a.	The securities are part of an issue registered
      under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible Municipal
		Securities, or are securities sold in an
	 Eligible Foreign Offering or are securities sold in an
       Eligible Rule 144A Offering or part of an issue of
       government securities.                                    YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                           YES

	c.	The underwriting was a firm commitment
		underwriting.                                         YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.            YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).           YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                             YES

Received from:   ___ Mark Cataneo__ _
Date:       _6/25/08__